INDIVIDUAL LIMITED PURCHASE PAYMENT VARIABLE DEFERRED ANNUITY CONTRACT
--------------------------------------------------------------------------------

THIS CONTRACT IS ISSUED IN CONSIDERATION OF THE PAYMENT OF THE INITIAL PURCHASE PAYMENT. THIS IS A VARIABLE ANNUITY CONTRACT WITH ANNUITY PAYMENTS AND CONTRACT VALUES INCREASING OR DECREASING DEPENDING ON THE EXPERIENCE OF THE VARIABLE ACCOUNT SHOWN ON THE CONTRACT SCHEDULE. WE WILL MAKE ANNUITY PAYMENTS AS SET FORTH IN THIS CONTRACT BEGINNING ON THE INCOME DATE. BENEFITS AVAILABLE UNDER THIS CONTRACT ARE NOT LESS THAN THOSE REQUIRED BY STATUTE OF THE STATE IN WHICH THIS CONTRACT IS DELIVERED.

          Signed for the Company at its home office on the Issue Date.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

              /s/ Wayne A Robinson        /s/ Mark Zesbaugh
              Wayne A Robinson            Mark Zesbaugh
              Secretary                   President



RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE REPRESENTATIVE WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. WE WILL PROMPTLY REFUND THE CONTRACT VALUE IN STATES WHERE PERMITTED. THIS MAY BE MORE OR LESS THAN THE PURCHASE PAYMENTS. WE HAVE THE RIGHT TO ALLOCATE PURCHASE PAYMENTS TO THE MONEY MARKET INVESTMENT OPTION UNTIL THE EXPIRATION OF THE RIGHT TO EXAMINE PERIOD. IF WE SO ALLOCATE PURCHASE PAYMENTS, WE WILL REFUND THE GREATER OF THE PURCHASE PAYMENTS LESS ANY WITHDRAWALS, OR THE CONTRACT VALUE.


              This is a legal contract between you and the Company.

                          READ YOUR CONTRACT CAREFULLY

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                            [5701 GOLDEN HILLS DRIVE]
                          [MINNEAPOLIS, MN 55416-1297]


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                          GUIDE TO CONTRACT PROVISIONS
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  Contract Schedule.......................................................3
  Definitions.......................................................4, 5, 6
  Ownership...............................................................6
  Purchase Payments.......................................................7
  Variable Account................................................. 7, 8, 9
        Variable Account
        Accumulation Unit Value
        Mortality and Expense Risk Charge
        Contract Maintenance Charge
        Contract Value
        Transfers
        Suspension or Deferral of Payments
  Withdrawals.............................................................9
  Annuity Provisions.............................................10, 11, 12
  Death Benefit .............................................13, 14, 15, 16
  General Provisions.................................................16, 17
         Misstatement of Age or Sex
         Income Date
         Conditions for Termination of the Contract



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  ------------------------------------------------------------------------------
                                   DEFINITIONS
  ------------------------------------------------------------------------------

  This section provides the meaning of special terms used throughout this contract. Most of these terms are capitalized throughout this contract to help you easily recognize them. Provision titles, section titles, and terms used in the Contract Schedule are also capitalized for your convenience.

  COMPANY
                    Allianz Life Insurance Company of North America. The terms "we", "our", and "us" also refer to the Company.

  OWNER
                    The person(s) or non-individual entitled to the ownership rights stated in this contract. The terms "you" and "your" also refer to the Owner. The term "Contract Owner" may also be used to mean Owner in some endorsements or riders.

  ACCUMULATION PHASE
                    The period of time before you elect to apply the entire Contract Value to Annuity Payments.

  ACCUMULATION  PORTION
                    The part of the contract that is in the Accumulation Phase. The Accumulation Portion begins on the Issue Date and ends upon the earliest of: (a) The Business Day before the Income Date if you take a Full Annuitization; (b) The Business Day we process your request for a full withdrawal; or (c) Upon the death of any Owner, if the contract is not continued by the deceased Owner's spouse, the Accumulation Period will terminate on the Business Day that the Service Center receives both due proof of death and an election of the death benefit payment option. If any portion of the death benefit is paid out as Annuity Payments, then that Annuity Portion will terminate as indicated in the definition of Annuity Portion.

  ACCUMULATION UNIT
                    The units into which we convert amounts invested in the subaccount of your selected Investment Options during the Accumulation Phase.

  ADJUSTED CONTRACT VALUE
                    The Contract Value less any deduction made that is an amount equal to the applicable Premium Tax paid by the Company.

  AGE
                    The age as of the immediately preceding birthday unless otherwise specified.

  ANNUITANT
                    The natural person upon whose continuation of life any Annuity Payments involving life contingencies are based. The Annuitant is the person designated by the Owner. The Annuitant is shown on the Contract Schedule.

  ANNUITY OPTION
                    An arrangement under which Annuity Payments are made under this contract.

  ANNUITY PAYMENTS
                    The series of payments made to you or any Payee you name beginning on any Income Date.

  ANNUITY PHASE
                    The period of time beginning on the first Income Date during which Annuity Payments are made.

  ANNUITY PORTION
                    The part of the contract that is in the Annuity Phase. If you take Partial Annuitizations, you may have multiple Annuity Portions. Each Annuity Portion begins on an Income Date and ends upon the earliest of:
                    1) under Annuity Options 1 and 3, the death of the last surviving Annuitant.
                    2) under Annuity Options 2 and 4, the death of the last surviving Annuitant and the expiration of the guaranteed period, or payment of the lump sum payment of the remaining guaranteed Annuity Payments.
                    3)   under Annuity Option 5, death of the
                         Annuitant and payment of any lump sum
                         refund.

  ANNUITY RESERVE
                    The assets which support the Annuity Option you have selected during the Annuity Phase.

  ANNUITY UNIT
                    The units into which we convert amounts invested in the subaccount of your selected Investment Options during the Annuity Phase.

  ASSUMED INVESTMENT RATE
                    The investment rate upon which we base variable Traditional Annuity Payments. (AIR)


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  ------------------------------------------------------------------------------
                             DEFINITIONS (CONTINUED)
  ------------------------------------------------------------------------------

  AUTHORIZED REQUEST
                    A request that is received by the Service Center in good order (that is, in a form that is satisfactory to the Company).

  BENEFICIARY
                    The person(s) or entity(ies) designated by the Owner to whom we will pay the death benefit under this contract. The Beneficiary is named at issue, but may be later changed with an Authorized Request as described in the Change of Beneficiary provision of this contract. Upon the death of a Joint Owner, the surviving Joint Owner becomes the Beneficiary and their rights take precedence over any primary and contingent Beneficiary(ies) previously named.

  BUSINESS DAY
                    Each day on which the New York Stock Exchange is open for trading, except when an Investment Option does not value its shares. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. We will process any instructions received after the close of any Business Day on the next Business Day.

  CONTRACT ANNIVERSARY
                    A 12-month anniversary of the Issue Date of this contract.

  CONTRACT VALUE
                    The Contract Value for any Business Day is equal to the total dollar value accumulated in the investment choices under this contract excluding amounts applied to Annuity Payments.

  CONTRACT YEAR
                    A period of 12 consecutive months. The first Contract Year begins on the Issue Date, and subsequent Contract Years begin on the Contract Anniversary. All Contract Years end on the day before the next Contract Anniversary.

  FULL ANNUITIZATON
                    The application of all of the Adjusted Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  GENERAL ACCOUNT
                    Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other separate accounts.

  INCOME DATE
                    A date that Annuity Payments begin. The date Annuity Payments are scheduled to begin is shown on the Contract Schedule.

  INVESTMENT OPTIONS
                    The investment choices available under the Variable Account. The Investment Options are shown on the Contract Schedule.

  ISSUE DATE
                    The first day of this contract. It is also the date when the first Contract Year begins. The Issue Date is shown on the Contract Schedule and determines the Contract Anniversaries, and the beginning of each Contract Year.

  JOINT ANNUITANT
                    You can add a Joint Annuitant for the Annuity Phase subject to our approval. If Joint Annuitants are named, Annuity Payments will be based on the lives of both Joint Annuitants.

  JOINT OWNER
                    A contract may be owned by Joint Owners. Joint Owners have equal contract ownership rights. Both Joint Owners must authorize the exercise of these rights in writing unless otherwise allowed by us. If Joint Owners are named, all references to Owner shall mean Joint Owners.

  NET ASSET VALUE
                    The value of a share of the underlying Investment Options, less any investment management and portfolio administration fees and expenses, as of the close of trading on a Business Day.

  PARTIAL ANNUITIZATION
                    The application of a portion of the Adjusted Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  PAYEE
                    The person to whom Annuity Payments are made payable. Unless you designate another Payee, you will be the Payee of the Annuity Payments.

  PREMIUM TAX
                    Any Premium Taxes owed by the Company to any governmental entity.



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  ------------------------------------------------------------------------------
                             DEFINITIONS (CONTINUED)
  ------------------------------------------------------------------------------

  PURCHASE PAYMENT
                    Any payment made toward this contract. You cannot make any Purchase Payments to the contract after the first Contract Year.

  SERVICE CENTER
                    The office shown on the Contract Schedule of this contract. All notices, requests and Purchase Payments must be sent to the Service Center.

  TRADITIONAL ANNUITY PAYMENT
                    A payment to the Payee made under the Annuity Provisions in this contract. This contract allows both fixed and variable Traditional Annuity Payments.

  VARIABLE ACCOUNT
                    A separate account maintained by us in which a portion of our assets have been allocated for this contract and certain other variable annuity contracts. The Variable Account is shown on the Contract Schedule.

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                                    OWNERSHIP
--------------------------------------------------------------------------------

  ASSIGNMENT OF THIS CONTRACT
                    You may assign or transfer all or specific ownership rights of this contract. An Authorized Request specifying the terms of an assignment of this contract must be provided to the Service Center and approved by us. We will record your assignment. We will not be responsible for its validity or effect; including tax consequences, nor will we be liable for actions we take or payments we make before we receive and record the assignment.

                    Any assignment made after the death benefit has become payable will be valid only with our consent. If this contract is assigned, your rights may only be exercised only with the written consent of the assignee of record.

  CHANGE OF OWNERSHIP
                    You may change ownership of this contract to a new Owner at any time subject to our approval. The change is effective as of the date the Authorized Request is signed; subject to our underwriting guidelines at the time of the request. We are not liable for any actions we take before we receive the request. A change of ownership will automatically revoke any prior designation of Owner.

                    A change of ownership does not change the existing designated Annuitant(s); unless the new Owner requests a change of Annuitant(s) by providing an Authorized Request. A change of ownership also does not change the existing designated Beneficiary(ies); unless the new Owner requests a change of Beneficiary(ies) by providing an Authorized Request.

                    We will not be responsible for any tax consequence of any such change.

  NON-INDIVIDUAL OWNERS

                    If  the   Owner  is  a   non-individual,   the  Age  of  the
                    Annuitant(s) will be used to determine any death benefit or income benefit.

                    If the Contract is owned by a non-individual, then the Annuitant is treated as the Owner for purposes of any death benefit, income benefit; or reference to the waiver of withdrawal charge in the contract or any endorsement or rider.

                    The term "non-natural owner" may also be used to mean "non-individual owner" in any endorsement and/or rider.

  CHANGE OF ANNUITANT
                    You may change the Annuitant at any time before the Income Date by an Authorized Request, unless the Owner is a non-individual. You may not request a change of the Annuitant if a non-individual is the Owner of this contract.

  CHANGE OF BENEFICIARY
                    Subject to the the rights of any irrevocable Beneficiary(ies), you may change the primary Beneficiary(ies) or contingent Beneficiary(ies) at any time before your death. You may change the named Beneficiary(ies) by providing an Authorized Request. The change will take effect as of the date the Authorized Request is signed. If the Authorized Request reaches our Service Center after the Owner dies but before any payment is made, the change will be valid. We will not be liable for any payment we make or action we take before the Service Center records the change.


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                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------

  PURCHASE PAYMENTS
                    The initial Purchase Payment is due on the Issue Date. We reserve the right to decline any Purchase Payment. The Initial Purchase Payment, Minimum Additional Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Contract Schedule.

  NO DEFAULT
                    This contract will not be in default if you do not make additional Purchase Payments.

  ALLOCATION OF PURCHASE PAYMENTS
                    We allocate your Purchase Payments to one or more of the Investment Options according to your instructions. However, we reserve the right to allocate the initial Purchase Payment to the Money Market Investment Option until the expiration of the Right to Examine period. Unless you inform us otherwise, we allocate additional Purchase Payments in the same manner as the initial Purchase Payment.

                    All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Investment Options for such allocations.

--------------------------------------------------------------------------------
                                VARIABLE ACCOUNT
--------------------------------------------------------------------------------

  VARIABLE ACCOUNT
                    The Variable Account is shown on the Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account; equal to reserves and other liabilities of your contract and all other contracts issued through the Variable Account; will not be charged with liabilities arising out of any other business we may conduct.

                    The Variable Account assets are divided into subaccounts corresponding to the Investment Options as shown on the Contract Schedule. We may add, substitute, or remove Investment Options shown in the Contract Schedule.

                    We may limit further Purchase Payment allocations to an Investment Option, or substitute subaccount Accumulation Units of another Investment Option for an Investment Option you previously selected, subject to the requirements of applicable law.

  VALUATION OF ASSETS
                    Assets of the subaccounts will be valued at their Net Asset Value on each Business Day, except when an Investment Option does not value its shares.

  ACCUMULATION UNITS
                    The Purchase Payments you allocate to the Investment Options are placed into subaccounts. Each subaccount invests exclusively in one Investment Option. Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Investment Options as a result of Purchase Payments, withdrawals, transfers, Partial Annuitizations, or fees and charges.

                    The number of subaccount Accumulation Units is determined by dividing the amount allocated to, or withdrawn from, the subaccount by the dollar value of one subaccount Accumulation Unit at the end of the Business Day as of which the transaction is processed at the Service Center.

                    Purchase Payments, withdrawals and transfers to or from a subaccount will result in the increase or decrease in the number of subaccount Accumulation Units.

  ACCUMULATION UNIT VALUE
                    The subaccount Accumulation Unit value was initially arbitrarily set. Subsequent subaccount Accumulation Unit values are determined by multiplying the subaccount Accumulation Unit value for the immediately preceding Business Day by the subaccount's net investment factor for the current Business Day.

                    The subaccount Accumulation Unit value may increase or decrease from Business Day to Business Day.



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                          VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

  NET INVESTMENT FACTOR
                    The net investment factor for a subaccount is determined by dividing (a) by (b) and multiplying the result by [(1 -
                    (c))] where:

                    (a) is equal to the:
                        (1) the Net Asset Value of a subaccount at the
                            end of the current Business Day; plus
                        (2) any dividend or capital gains declared on behalf of
                            the subaccount that has an ex-dividend date after the immediately preceding Business Day and before the close of business on the current Business Day.
                    (b) is equal to the Net Asset Value of the subaccount at the end of the immediately preceding Business Day.
                    (c) is equal to the:
                        (1) the Mortality and Expense Risk Charge as shown on
                            the Contract Schedule for the current Business Day and any additional calendar days since the immediately preceding Business Day; plus
                        (2) a charge for any tax liability related to the
                            contracts or the Variable Account.

  MORTALITY AND EXPENSE RISK CHARGE
                    Each Business Day we deduct a Mortality and Expense Risk Charge from the assets in each subaccount that is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this contract.

  MORTALITY AND EXPENSE GUARANTEE
                    We guarantee that the dollar amount of Annuity Payments after the first will not be affected by variations in mortality or expense experience.

  CONTRACT MAINTENANCE CHARGE
                    We deduct an annual Contract Maintenance Charge during both the Accumulation and Annuity Phases. This charge is shown on the Contract Schedule.

  CONTRACT VALUE
                    The Contract Value in the Variable Account is determined by multiplying the number of Accumulation Units in each subaccount by the subaccount Accumulation Unit value and then adding these results together.

  TRANSFERS
                    You may transfer all or a part of your interest in an Investment Option to another Investment Option by making an Authorized Request. Transfer instructions apply equally to the Accumulation Portion and any Annuity Portions of this contract. You cannot make transfers within only one portion of this contract. We reserve the right to charge for transfers if the number of free transfers exceeds the amount shown on the Contract Schedule. All transfers are subject to the following criteria.
                    (a) Any Transfer Fee that we may impose is shown on the Contract Schedule. We will deduct the Transfer Fee pro rata from the balance in the Investment Options from which you make the transfer if you transfer less than the entire amount in the Investment Options. If you transfer the entire amount in the Investment Options, then we will deduct the Transfer Fee from the amount transferred. If you are transferring from multiple Investment Options, we will consider the transfer as a single transfer for the purpose of any Transfer Fee.
                    (b) We reserve the right to limit transfers until the expiration of the Right to Examine period.
                    (c)  Any transfer request must clearly specify:
                         (1)  The amount you wish to transfer; and
                         (2)  The investment choices that are to be affected.
                    (d) After the Income Date, transfers may not be made from a fixed Annuity Payment stream to a variable Annuity Payment stream.
                    (e) After the Income Date you can make transfers from a variable Annuity Payment stream to establish a new fixed Annuity Payment stream. The number of Annuity Units canceled from a subaccount will be equal in value to the amount of Annuity Reserve transferred out of the subaccount. The amount transferred will purchase fixed Annuity Payments under the Annuity Option in effect and based on the Annuitant's sex (where permitted) and Age at the time of the transfer.


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                          VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

  TRANSFERS (CONTINUED)
                    Your right to make transfers is subject to modification if we determine, at our sole discretion, that the exercise of the right by one or more Owners is, or would be, to the disadvantage of other Owners. We may apply restrictions in any manner reasonably designed to prevent any use of the transfer right which we consider to be to the disadvantage of other Owners; including rejecting a transfer request. We may apply restrictions on transfers to or from one or more of the Investment Options, which could include, but are not limited to, the following.
                    (a)  Requiring a minimum time period between each transfer.
                    (b)  Limiting the frequency of transfers.
                    (c) Not accepting a transfer request from, or made on your behalf by, a third party.
                    (d) Limiting the dollar amounts that an Owner may transfer between the Investment Options at any one time.
                    (e) Not accepting transfer instructions other than by first class U.S. mail.
                    (f)  Prohibiting transfers into specific Investment Options.

                    We reserve the right to modify the transfer provisions subject to applicable state law at any time and without prior notice to any party.

                    If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. We will determine the number and value of the subaccount Accumulation Units as of the end of the Business Day during which the Authorized Request for transfer is received.

  SUSPENSION OR DEFERRAL OF PAYMENTS
                    The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:
                    (a) the New York Stock Exchange is closed, other than customary weekend and holiday closings;
                    (b)  trading on the New York Stock Exchange is restricted;
                    (c) an emergency exists as a result of which disposal of the Investment Option shares is not reasonably practicable or we cannot reasonably value the Investment Option shares; or
                    (d) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

  FULL AND PARTIAL WITHDRAWALS
                    During the Accumulation Phase, you may, upon an Authorized Request, make a full or partial withdrawal of the Contract Value. Withdrawals will result in the cancellation of Accumulation Units from each subaccount of your selected Investment Options in the ratio that the value of each subaccount bears to the total Contract Value.

                    The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of an Authorized Request unless the Suspension or Deferral of Payments provision of this contract is in effect.

  WITHDRAWAL CHARGE
                    Upon a full or partial  withdrawal  of this  contract we may assess a Withdrawal Charge as shown on the Contract Schedule. Under certain circumstances, we allow withdrawals without the Withdrawal Charge as set forth on the Contract Schedule or any attached endorsements or riders.

  PARTIAL WITHDRAWAL
                    The minimum amount that you can take as a partial withdrawal and the minimum Contract Value that must remain in this contract after a partial withdrawal is shown on the Contract Schedule. Any request for a partial withdrawal that would reduce the Contract Value below this minimum will be treated as a request for a full withdrawal.


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                               ANNUITY PROVISIONS
--------------------------------------------------------------------------------

  ANNUITIZATION
                    Traditional Annuity Payments will depend on the following criteria.
                    (a)  The amount of Adjusted  Contract  Value  applied to the
                         Traditional Annuity Payments on the Income Date.
                    (b)  The Age of the Annuitant and any Joint Annuitant on the
                         Income Date.
                    (c) The sex of the Annuitant and any Joint Annuitant, where permitted.
                    (d)  The Annuity Option selected.

                    You can elect to receive Traditional Annuity Payments as variable, or fixed, or a combination of both variable and fixed Annuity Payments.

                    Variable Traditional Annuity Payments will depend also on the investment allocations that are in place on the Income Date; the Assumed Investment Rate (AIR); the mortality table shown on the Contract Schedule; and the future performance of your selected Investment Options.

                    Fixed Traditional Annuity Payments are guaranteed to be at least equal to the Adjusted Contract Value, divided first by $1000 and then multiplied by the appropriate fixed Traditional Annuity Payment amount for each $1000 of value for the Annuity Option selected, as shown on the Contract Schedule.

  FULL ANNUITIZATON
                    You may apply all of the Adjusted  Contract Value to Annuity
                    Payments   according  to  the  Annuity  Provisions  in  this
                    contract and/or any attached endorsement or rider.

  PARTIAL ANNUITIZATION
                    The Annuitant must be the Owner for each Partial Annuitization. We do not allow Partial Annuitizations for contracts that have Joint Owners. We do not allow you to appoint a Joint Annuitant for Partial Annuitizations.

                    You may take a Partial Annuitization by applying only part of the Adjusted Contract Value to Annuity Payments according to the Annuity Provisions in this contract and/or any attached endorsements or riders.

                    A Partial Annuitization will decrease the amounts available for withdrawals, payments of the death benefit, and any additional Annuity Payments. Amounts applied to a Partial Annuitization and Annuity Payments made under a Partial Annuitization are not subject to a Withdrawal Charge.

                    You can take one Partial Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. You cannot allocate additional Adjusted Contract Value to an existing stream of Annuity Payments. You also cannot transfer amounts allocated to an Annuity Portion back to the Accumulation Portion.

  ANNUITY UNITS
                    On the Income Date, if you select variable Traditional Annuity Payments, we purchase Annuity Units of each subaccount for your selected Investment Options. Thereafter, the number of Annuity Units in each subaccount generally remains unchanged unless you make a transfer.

                    We determine how many Annuity Units of each subaccount to purchase as follows. We first determine the amount of the initial variable Traditional Annuity Payment. The initial variable Traditional Annuity Payment is equal to (a) divided by $1,000, with the result then multiplied by (b), where:
                    (a) is the amount of Adjusted Contract Value applied to variable Traditional Annuity Payments; and
                    (b) is the appropriate variable Traditional Annuity Payment amount for each $1,000 of value for the Annuity Option selected, as shown in the table on the Contract Schedule.

                    We then determine the amount of the initial variable Traditional Annuity Payment that will come from each of the subaccounts based on your most recent allocation instructions. We determine the number of Annuity Units to purchase for each subaccount by dividing the amount of the initial variable Traditional Annuity Payment that will come from each subaccount by the subaccount's Annuity Unit value on the Income Date.



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--------------------------------------------------------------------------------
                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  ANNUITY UNITS (CONTINUED)
                    On each Business Day after the Income Date, the value of a subaccount Annuity Unit is determined as follows.

                    Multiply the value of the Annuity Unit for the immediately preceding Business Day by the net investment factor for the current Business Day then divided by the assumed net investment factor for the current Business Day.

                    The assumed net investment factor is equal to one plus the AIR, adjusted to reflect the number of calendar days that have elapsed since the immediately preceding Business Day.

                    The AIR that we will use for variable Traditional Annuity Payments is shown on the Contract Schedule. A different value may be used with our permission.

                    All calculations will appropriately reflect the variable Traditional Annuity Payment frequency selected.

                    On each subsequent variable Traditional Annuity Payment date, the total variable Traditional Annuity Payment is the sum of the variable Traditional Annuity Payments for each Investment Option. The variable Traditional Annuity Payment for each Investment Option is determined by multiplying the number of subaccount Annuity Units for the Investment Option by the subaccount Annuity Unit value.

  ANNUITY OPTION SELECTION FOR TRADITIONAL ANNUITY PAYMENTS
                    This contract provides for variable or fixed Traditional Annuity Payments under one of the following Annuity Options. The Company may make available other payment options. You can select an Annuity Option by an Authorized Request. You may select and/or change the Annuity Option by an Authorized Request, at least 30 days before any Income Date.

  DEFAULT ANNUITY OPTION FOR TRADITIONAL ANNUITY PAYMENTS
                    If you do not select an Annuity Option by the Income Date, we will make variable Traditional Annuity Payments to the Payee under Annuity Option 2, a life annuity, with monthly payments over five years guaranteed.

  OPTION 1 - LIFE ANNUITY
                    We will make Annuity Payments during the life of the Annuitant. The last payment will be the one that is due before the Annuitant's death.

  OPTION 2 - LIFE ANNUITY WITH PAYMENTS OVER 5, 10, 15 OR 20 YEARS GUARANTEED
                    We will make Annuity Payments during the life of the Annuitant. If you take one single Full Annuitization and the Annuitant dies before the end of the selected guaranteed period we will continue to make Annuity Payments to the Payee for the rest of the guaranteed period. Alternatively, the Owner may elect to receive a lump sum payment.

                    Under a Partial Annuitization, if the Annuitant dies before the end of the selected guaranteed period, we will make a lump sum payment to the Beneficiary.

                    A lump sum payment under this Annuity Option is equal to the present value of the remaining guaranteed Annuity Payments, as of the date we receive proof of the Annuitant's death and a payment election form at our Service Center.

                    For variable Traditional Annuity Payments, we base the remaining guaranteed Traditional Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                    For fixed Annuity Payments, we calculate the present value of the lump sum using the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date.

                    We require due proof of the Annuitant's death and return of this contract before we will make any lump sum payment.


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--------------------------------------------------------------------------------
                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  OPTION 3- JOINT AND LAST SURVIVOR ANNUITY

                    We will make Annuity Payments during the joint lifetimes of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee will continue during the lifetime of the surviving Joint Annuitant at a level of 100%, 75% or 50% of the previous amount, as selected by the Owner. The last payment will be the one that is due before the last surviving Joint Annuitant's death.

                    This   Annuity   Option  is  not   available   for   Partial
                    Annuitization.

  OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH PAYMENTS OVER
  5, 10, 15 OR 20 YEARS GUARANTEED
                    We will make Annuity Payments during the joint lifetimes of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee will continue during the lifetime of the surviving Joint Annuitant at 100% of the amount that was paid when both Annuitants were alive. However, if both Joint Annuitants die before the end of the selected guaranteed period, we will continue to make Annuity Payments to the Payee for the rest of the guaranteed period.

                    Alternatively, the Owner may elect to receive a lump sum payment equal to the present value of the remaining guaranteed Annuity Payments as of the date we receive due proof of the last surviving Joint Annuitant's death at the Service Center.

                    For variable Traditional Annuity Payments, we base the remaining guaranteed Traditional Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                    For fixed Annuity Payments, we calculate the present value of the lump sum using the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date.

                    We require due proof of death of both Joint Annuitants and return of this contract before we will make any lump sum payment.

                    This   Annuity   Option  is  not   available   for   Partial
                    Annuitization.

  OPTION 5 - REFUND LIFE ANNUITY
                    We will make Annuity Payments during the lifetime of the Annuitant; and the last payment will be the one due before the Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund.

                    For a fixed Annuity Payment, the amount of the refund will equal the amount applied to this Annuity Option minus the total of all Annuity Payments made under this option.

                    For variable Traditional Annuity Payments, the amount of the refund will depend on the current Investment Option allocation and will be the sum of refund amounts attributable to each Investment Option. We calculate the refund amount for a given Investment Option using the formula of (a) x {[(b) x (c) x (d)/(e)] - [(d) x (f)]}
                    where:
                    (a) equals the Annuity Unit value of the subaccount for that Investment Option as of the Business Day when due proof of the Annuitant's death is received at the Service Center;
                    (b) equals the amount applied to variable Traditional Annuity Payments on the Income Date;
                    (c) equals the allocation percentage in that subaccount, in decimal form, as of the Business Day when due proof of the Annuitant's death is received at the Service Center;
                    (d) equals the number of Annuity Units used in determining each variable Traditional Annuity Payment attributable to that subaccount as of the Business Day when due proof of the Annuitant's death is received at the Service Center;
                    (e) equals the dollar value of first variable Traditional Annuity Payment; and
                    (f) equals the number of variable Traditional Annuity Payments made since the Income Date.

                    We will base this calculation upon the allocation of Annuity Units in-force as of the Business Day when due proof of the Annuitant's death is received at the Service Center. If the total refund determined using the above calculation is less than or equal to zero, no refund payment is due.

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
--------------------------------------------------------------------------------
                                  DEATH BENEFIT
--------------------------------------------------------------------------------

  PAYMENT OF DEATH BENEFIT DURING THE ACCUMULATION PHASE
                    The Company will require due proof of death; selection of a death benefit payment option, and any required governmental forms before any death benefit is paid. Due proof of death will be any one of the following.
                    (a)  A copy of the certified death certificate.
                    (b) A decree of a court of competent jurisdiction as to the finding of death.
                    (c)  Any other proof satisfactory to the Company.

                    All  death   benefits  will  be  paid  in  accordance   with
                    applicable  law  or  regulations   governing  death  benefit
                    payments.

  DEATH OF SOLE OWNER DURING THE ACCUMULATION PHASE

                    Upon the death of a sole Owner during the Accumulation Phase, we will pay a death benefit to the Beneficiary. If the Owner took a Partial Annuitization prior to his or her death, the death benefit payment must be distributed within five years of the date of death. Therefore, death benefit payment Option C, which allows for payments of the death benefit as Traditional Annuity Payments over the lifetime of the Beneficiary, will not be available.

                    If the Beneficiary is the spouse of the decedent, he or she may elect instead to continue the contract as described below in the Continuation of Contract by Surviving Spouse provision.

  DEATH OF JOINT OWNER DURING THE ACCUMULATION PHASE
                    Upon the death of any Joint Owner during the Accumulation Phase, any surviving Joint Owner becomes the primary
                    Beneficiary, any primary Beneficiary previously designated becomes a contingent Beneficiary; and any contingent Beneficiary previously named is removed from the contract. As the Beneficiary, the surviving Joint Owner will receive the death benefit, unless he or she makes an Authorized Request to have the death benefit paid to another person.

                    If the surviving Joint Owner dies before receiving the death benefit, it will be paid to his or her estate, unless we receive an Authorized Request to have the death benefit paid to another person, signed by the surviving Joint Owner prior to death. We will not be responsible for any action we take, or any payment we make, prior to our receipt of the Authorized Request.

                    If the surviving Joint Owner is the spouse of the decedent, he or she may elect instead to continue the contract as described below in the Continuation of Contract by Surviving Spouse provision.



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--------------------------------------------------------------------------------
                            DEATH BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

  CONTINUATION OF CONTRACT BY SURVIVING SPOUSE

                    A surviving spouse who is either the Beneficiary of a sole Owner or a surviving Joint Owner may elect to continue this contract as a sole Owner, instead of receiving payment of the death benefit, by making an Authorized Request to the Service Center before we pay the death benefit. As of the Business Day we receive such a request, we will adjust the Contract Value to equal the death benefit. Any part of the Contract Value in the Investment Options will be subject to investment risk.

                    If the surviving spouse elects to continue the contract, he or she may exercise all the Owner's rights under this contract, including naming a new Beneficiary or Beneficiaries. If no new primary Beneficiary is named at the time we are notified of the election to continue the contract:
                    (1) any person who was a contingent Beneficiary at the time of the death of a sole Owner will become a primary Beneficiary, and there will be no contingent Beneficiary, unless later changed by the Owner; and
                    (2) any person who was a primary Beneficiary at the time of the death of a Joint Owner will become a primary
                         Beneficiary once again, and any person who was a contingent Beneficiary at the time of the death of a Joint Owner will become a contingent Beneficiary once again, unless later change by the Owner.

                    An election to continue the contract by a surviving spouse who was either a Joint Owner or the Beneficiary of a sole Owner is not treated as a distribution for tax purposes.

  DEATH OF ANNUITANT DURING THE ACCUMULATION PHASE
                    No death benefit is payable upon the death of an Annuitant who was not an Owner. The Owner can name a new Annuitant subject to our approval. If the Owner is a non-individual, however, we will treat the death of the Annuitant as the death of the Owner; we will pay a death benefit to the Beneficiary, and another Annuitant cannot be named.

  TRADITIONAL GUARANTEED MINIMUM DEATH BENEFIT AMOUNT DURING
  THE ACCUMULATION PHASE
                    The death benefit is equal to the greater of (a) or (b), where:
                    (a) is the Contract Value determined as of the end of the Business Day during which we received at the Service Center both due proof of death and an election of the payment method; or
                    (b)  is the  Traditional  Guaranteed  Minimum  Death Benefit
                         (GMDB) value, which is equal to the total of all Purchase Payments received, not including any applicable bonus, reduced as follows:

                    (1) Proportionately by the percentage of Contract Value taken as a withdrawal, including any withdrawal charge, for each withdrawal taken. If you have an endorsement or rider that provides a Guaranteed Partial Withdrawal Benefit (GPWB) then GPWB Payments and Excess Withdrawals are included in the meaning of the term "withdrawals".

                    (2) Proportionately by the percentage of Contract Value applied to Traditional Annuity Payments under a Partial Annuitization, for each traditional Partial Annuitization taken.

                    (3) If you have an endorsement or rider that provides a Guaranteed Minimum Income Benefit (GMIB), proportionately by the percentage of PB Value applied to a GMIB Payment under a Partial Annuitization, for each GMIB Partial Annuitization taken.



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--------------------------------------------------------------------------------
                            DEATH BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

  TRADITIONAL GUARANTEED MINIMUM DEATH BENEFIT AMOUNT DURING
  THE ACCUMULATION PHASE (CONTINUED)
                    If Joint Owners are named, the Age of the older Owner will be used to determine the death benefit. If a non-individual owns the Contract, the Annuitant will be considered the Owner, and the Annuitant's Age will be used to determine the death benefit.

                    Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made; any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

  DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
                    If the Owner has not previously designated a death benefit payment option, a Beneficiary must request that the death benefit be paid by one of the payment options below.

                    Option A - A lump sum payment of the death benefit. We will not deduct the contract maintenance charge under this option.

                    Option B - Deferral of payment of the death benefit for up to five years from the date of the death of any Owner. We will assess the contract maintenance charge on each Beneficiary's portion pro rata on each Contract Anniversary. Any part of the death benefit that is in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

                    Option C - Payment of the death benefit as a Traditional Annuity Payment under an Annuity Option over the lifetime of the Beneficiary; or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or any Joint Owner. We will continue to assess the full contract maintenance charge on each Beneficiary's portion pro rata over the Traditional Annuity Payments. This option is not available if the Owner took a Partial Annuitization. Any part of the death benefit applied to variable Traditional Annuity Payments will be subject to investment risk, which is borne by the Beneficiary.

                    Any portion of the death benefit not applied to Traditional Annuity Payments under an Annuity Option within one year of the date of the Owner's death must be distributed within five years of the date of death.

                    If a lump sum payment is requested, the amount from the Variable Account will be paid within seven days of receipt of due proof of death and an election for the death benefit payment option, including any required governmental forms, unless the Suspension or Deferral of Payments provision in this contract is in effect.

  DEATH OF OWNER AND/OR ANNUITANT DURING THE ANNUITY PHASE

                    Upon the death of a sole Owner, the Beneficiary becomes the Owner. Upon the death of any Joint Owner, the surviving Joint Owner becomes the sole Owner. We will not pay a death benefit in either case, but any remaining Annuity Payments to the Payee will continue as provided in the Annuity Option(s) in effect.

                    If the decedent was an Annuitant and there is a surviving Joint Annuitant, any remaining Annuity Payments to the Payee will continue during the lifetime of the Joint Annuitant; as provided in the Annuity Option(s) in effect. We will not pay a death benefit.

                    If the decedent was the only Annuitant, any remaining Annuity Payments will continue as provided for in the selected Annuity Option(s). We will not pay a death benefit under Annuity Options 1 through 4. However, there may be a lump sum refund due to the Payee under Annuity Option 5. After all remaining Annuity Payments or lump sum refunds have been paid, all Annuity Portions of the contract will terminate.

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--------------------------------------------------------------------------------
                            DEATH BENEFIT (CONTINUED)
--------------------------------------------------------------------------------

  CONDITIONS FOR TERMINATION OF THE TRADITIONAL GUARANTEED MINIMUM DEATH BENEFIT
                    This benefit will terminate on the earliest of:
                    (a) the Business Day before the Income Date that you take a Full Annuitization;
                    (b) the Business Day that the Traditional GMDB value and the Contract Value are both zero; or
                    (c)  contract termination.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

  ENTIRE CONTRACT
                    We have issued this contract in consideration of the initial Purchase Payment. This contract, any attached application, endorsements, or riders, together are the entire contract.

  INCONTESTABILITY OF THIS CONTRACT
                    We will not contest this contract.


  MISSTATEMENT OF AGE OR SEX
                    We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by the Entire Contract provision. If there is a misstatement of the Annuitant's Age and/or sex, we will adjust the Annuity Payments to the amount that would have been provided at the correct Age and sex.

                    Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid.

  ANNUAL REPORT
                    We will send you a report at least once each calendar year showing the Contract Value. This report will be sent to your last known address.

  NO DIVIDENDS ARE PAYABLE
                    This is a nonparticipating contract. This contract does not participate in our profits or surplus.

  MODIFICATION OF CONTRACT
                    This contract may be modified by us in order to maintain compliance with state and federal law. This contract may be changed or altered only by our President or our Secretary. A change or alteration will be made in writing.

  INCOME DATE
                    The Income Date must fall on the first day of the calendar month. The earliest Income Date that you can select is two years after the Issue Date. The latest Income Date that you can select is the later of the first day of the first calendar month following the Annuitant's 90th birthday or ten years from the Issue Date. The Income Date will not be later than what is permitted by applicable state or federal law. You have the right to select the Income Date at contract issue. Unless you select a different Income Date, the Income Date shown on the Contract Schedule is the latest Income Date allowed for your contract. In order for Annuity Payments to begin, you must make an Authorized Request.

                    You can make an Authorized Request for a different Income Date after the Issue Date; however, any such request is subject to our approval.



L40528                                   16

--------------------------------------------------------------------------------
                         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  TAXES
                    Taxes paid to any governmental entity will result in an amount equivalent to the tax being charged against the Contract Value. We will, in our sole discretion, determine whether taxes have resulted from the investment experience of the Variable Account; our receipt of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. This will not waive any right we may have to deduct previously paid amounts at a later date.

                    We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient.

                    We will deduct any withholding taxes from any payment we make, as required by applicable law.

  PROTECTION OF PROCEEDS
                    No Beneficiary may commute, encumber, alienate or assign any payment under this contract before it is due. To the extent permitted by law, no payment will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

  EVIDENCE OF SURVIVAL
                    Where any benefits under this contract are contingent upon a person being alive on a given date, we may require proof satisfactory to us that the condition has been met.

  CONDITIONS FOR TERMINATION OF THE CONTRACT
                    The contract will terminate when:
                    (a)  the Accumulation Portion terminates; and
                    (b)  all Annuity Portions terminate; and
                    (c)  all applicable death benefit payments have been made.


L40528                               17

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                            [5701 GOLDEN HILLS DRIVE]
                          [MINNEAPOLIS, MN 55416-1297]















              INDIVIDUAL LIMITED PAYMENT VARIABLE DEFERRED ANNUITY
                                NON-PARTICIPATING



L40528